UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

ELECTRONIC DATA SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

HEWLETT-PACKARD COMPANY
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

HP to Acquire EDS — Frequently Asked Questions

May 13, 2008

General/Deal Rationale

What is HP announcing?

HP and EDS have reached a definitive agreement under which HP will purchase EDS at a price of $25.00 per share, or an enterprise value (net of existing cash and debt) of approximately $13.9 billion.  The acquisition is subject to certain closing conditions, including regulatory approvals and the approval of EDS’s stockholders.

When will the deal close?

The transaction is expected to close within the second half of calendar year 2008.

Does this require HP or EDS stockholder approval?

This transaction requires the approval of the holders of a majority of EDS’s outstanding shares. The approval of HP stockholders is not required.

How does the acquisition fit into HP’s broader enterprise strategy?

Acquiring EDS will advance HP’s strategic objective of strengthening its services business and establishes a globally strong choice for managing customers’ most critical business technology needs.  The acquisition will expand important services offerings for HP such as IT outsourcing, application outsourcing and business process outsourcing and will further extend HP’s reach into key vertical industries.  This transaction will more than double HP’s revenue from services, making HP one of the largest IT services companies in the world.

Is HP moving to a model of becoming a services-led company?

HP remains a technology company with a broad portfolio of hardware, services and software, which enables us to give our wide range of customers the flexibility and choice they need to meet their complex business needs.  HP has always offered a range of services options to its customers:

•                  The customer can buy technology products and can deploy the products themselves, or,

•                  HP can provide design and implementation services to help customers integrate and optimize their technology environments, or,

•                  The customer can outsource their technology infrastructure to HP and we’ll manage it for them. While HP has had an IT outsourcing capability, this will greatly enhance our ability to deliver solutions that help drive our customers business results at the right value.

HP has said it was not focused on transformative acquisitions.  Is this not transformative?

This acquisition fills out a part of our portfolio that we consider to be strategically important.  This acquisition will strengthen our ability to compete in the important services segment.  By using our technology to automate, we will be able to drive greater efficiencies for our customers on a global basis while expanding our offerings in key segments and extending our reach in important vertical industries.

Benefits for Customers and Partners

What is the value to both EDS and HP customers?

This acquisition is consistent with both companies’ commitment to helping their customers manage and transform their technology environments to deliver better business results.  The transaction will provide customers with a globally strong business partner offering the industry’s broadest IT portfolio of services and products.  EDS customers will have access to a broad set of technology solutions delivered by a leader in innovation and operational execution. HP customers will benefit from EDS’s broad geographic and vertical reach and deep expertise in IT and application outsourcing.

What is the value to partners?

This combination will provide an opportunity to broaden and deepen both companies’ relationships with partners.  It will preserve partners’ investments and experience with HP and EDS, as well as provide new opportunities.  We will continue to invest in partner initiatives, as cultivating a partner ecosystem remains a strategic part of our corporate strategy.

What will happen to the existing companies’ partner programs?  Will they remain separate?

Partnerships are key to both companies’ success and we remain deeply committed to growing and expanding the alliances we have to best serve our customers.

What will happen to the EDS Agility Alliance?

Both HP and EDS have strong partnerships with many of the companies that currently comprise the Alliance.  We will evaluate the opportunity and future of the Alliance during the integration planning process and make any decisions about it upon the deal’s close.

Effect on Current Customers

How does this impact any existing project, deployment, or services engagements?

HP and EDS will remain separate companies and continue to conduct business as usual until the acquisition closes. This transaction is not expected to impact existing projects, deployments, or services engagements.

Will existing EDS customer contracts be honored after the transaction closes?

HP intends to honor the terms and conditions of existing EDS contracts after the closing.

How much customer base overlap is there between the two companies?

There is relatively little overlap in the customer bases specific to services.  Fewer than 30 of EDS’s top 300 accounts overlap with HP’s top 100 accounts.  The companies’ customer bases are complementary and their collective customers will have access to a strengthened business partner with the industry’s broadest portfolio of products and services.

What customer sales opportunities does HP anticipate will be created as a result of the acquisition?

Fewer than 30 of EDS’s top 300 accounts overlap with HP’s top 100 accounts.  The companies’ customer bases are complementary and they collectively will have access to a strengthened business partner with the industry’s broadest portfolio of products and services..

How will customers be notified of their account team leads? Whom should they contact for sales-related questions?

HP and EDS will remain separate companies and continue to conduct business as usual until the acquisition closes.  Until that time, customers will continue their existing relationships with HP and EDS sales representatives and partners.  Once the transaction closes, we will work closely with customers to ensure that our best joint resources serve them.

Will there be any new service offerings available as a result of the acquisition?

The assessment of the integrated portfolio will occur as part of the integration planning activities, and we will communicate changes and enhancements after the transaction closes.

How will the combination impact HP’s business mix?

In the last four reported quarters, HP Services contributed revenue of approximately $17 billion, or 16% of HP’s $108 billion in revenue.  For the last four reported quarters, EDS reported revenue of approximately $22 billion.  The transaction is expected to more than double HP’s revenue from services.

Organization Issues

How will EDS be integrated within HP?

HP has a proven track record in acquiring and integrating scaled companies, and can draw from these extensive best practices as it brings these two companies together.  In addition, EDS and HP will benefit from having partnered together to deliver outsourcing services for a number of common customers.  An integration planning team will be created to handle this work, which will be supervised at the highest levels of the companies.  EDS and HP executive positions will be evaluated, and the integration plans, including executive appointments, will be communicated after the deal closes.

Will the EDS brand be retained?

Yes, underscoring the importance of IT services to the company, HP plans to establish a new business group, to be branded EDS — an HP company.  This branding signals that the unit is dedicated to the IT services industry and enhanced by HP’s standing as the world’s largest technology company.

What role will EDS management play in the combined entity?

HP plans for EDS management to assume leadership positions within the new business group.  Ron Rittenmeyer will be the head of EDS — an HP company.  EDS and HP executive positions will be evaluated, and the integration plans, including executive appointments, will be communicated after the deal closes.

When will a roadmap be provided?

Overall integration plans will be defined and communicated after the close of the acquisition.

Employee-Related Questions

How many employees does EDS have? HP Services? HP?

EDS has approximately 140,000 employees as of 12/31/2007. HP has approximately 172,000 total employees as of 10/31/2007, and more than 70,000 services employees.

What does today’s announcement mean for EDS’s employees?

We expect that it will take several months to complete the transaction. As a result, between now and the closing of the transaction, there will be no changes in the daily activities at EDS.

How are EDS and HP communicating this news and ongoing developments to their employees?

Both CEOs and their leadership teams have communicated the news to their employees by email and through Web cast.  Management teams of both companies will continue to communicate directly with all employees to keep them informed during the approval process.

Will EDS or HP employees lose their jobs after the closing?

No specific plans have been finalized.  HP’s intention is to acquire an ongoing business, and we clearly need many employees to continue in their current functions to maintain this business.

The announced agreement requires government and EDS shareholder approval before the acquisition will be completed, and any employment decisions will be made after the approval process is completed.  At the appropriate stage in the integration planning process, HP and EDS will review their collective talent and assets to build the most efficient organization.  Employees and their representatives will be informed and, where required, consulted in accordance with any such proposals in connection with local legal requirements.

Where do you expect to receive the synergy benefits you refer to?

We expect that his deal will yield quick strategic benefits by significantly expanding our IT services capabilities and scale.  Opportunities for cost reductions exist in the overhead cost structure (examples include IT and real estate) and economies of scale in procurement.  Revenue opportunities exist with the ability to sell across the existing portfolio and improved account, geographic and vertical coverage.

Additional information and where to find it

EDS intends to file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of EDS. Before making any voting or investment decision with respect to the merger, investors and stockholders of EDS are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by EDS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to EDS’s Investor Relations page on its corporate website at www.eds.com or by directing a request to EDS at 5400 Legacy Drive, Plano, TX 75024 — Attention: Investor Relations.

Participants in the solicitation

EDS and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from EDS stockholders in connection with the merger. Information about HP’s directors and executive officers is set forth in HP’s proxy statement on Schedule 14A filed with the SEC on January 29, 2008 and HP’s Annual

Report on Form 10-K filed on December 18, 2007. Information about EDS’s directors and executive officers is set forth in EDS’s proxy statement on Schedule 14A filed with the SEC on March 4, 2008 and EDS’s Annual Report on Form 10-K filed on February 27, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that EDS intends to file with the SEC.

Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, EDS’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s and EDS’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2007 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008 and EDS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Form 10-Q for the fiscal quarter ended March 31, 2008. HP and EDS assume no obligation and do not intend to update these forward-looking statements.

###